Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bancorp of New Jersey, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2011, relating to the consolidated financial statements of Bancorp of New Jersey, Inc., which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

ParenteBeard LLC

Philadelphia, Pennsylvania

December 22, 2011